CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


With respect to the Report on Form-NCSR filed for Dreyfus Founders Funds, Inc. (the "Funds") for the period ended June 30, 2003 (the "Report"), the undersigned hereby certify, to the best of their knowledge, to the following:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Funds.



Date: AUGUST 12, 2003
      ---------------
                                          /S/ RICHARD W. SABO
                                          ---------------------------
                                          Richard W. Sabo
                                          Principal Executive Officer


                                          /S/ FRANCIS P. GAFFNEY
                                          ---------------------------
                                          Francis P. Gaffney
                                          Principal Financial Officer